Exhibit 99.1

Sunstone Hotel Investors to Sell Four Rochester Hotels and a Laundry Facility for $230 Million,

Retires Remaining $58 Million of Senior Exchangeable Notes, and

Provides Preliminary 2012 Earnings Results

Aliso Viejo, Calif. (January 25, 2013) — Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) announced today that it has entered into agreements to sell a four-hotel, 1,222-room portfolio and commercial laundry facility (collectively, the “Rochester Portfolio”) in Rochester, Minnesota for a gross price of $230 million.  The four hotels include the 660-room Kahler Grand, the 271-room Kahler Inn & Suites, the 202-room Marriott Rochester and the 89-room Residence Inn by Marriott Rochester. Concurrent with the Rochester Portfolio sale, the Company will defease the outstanding $26.7 million mortgage secured by the 660-room Kahler Grand hotel for a total cost of approximately $30 million, and has prepaid the $0.4 million loan secured by the laundry facility.  The Company expects to retain a $25 million, 11% dividend yield preferred equity investment in the four hotels.

The anticipated gross sale price represents an 11.9x multiple on 2012 EBITDA of $19.4 million and a 7.3% capitalization rate on 2012 net operating income. Net of $20 million allocated to the commercial laundry facility, the $210 million gross sale price allocated to the four hotels equates to $172,000 per key, a 12.8x multiple on 2012 EBITDA and a capitalization rate of 6.9% on 2012 net operating income.

The Company expects to receive initial net proceeds of approximately $165 million, subject to final closing costs, from the sale of the Rochester Portfolio.  The Company intends to use the net proceeds from the sale of the Rochester Portfolio for general corporate purposes, which may include hotel acquisitions, renovations of our existing hotels, reduction of our debt or preferred securities or other corporate purposes.

Sale of the Rochester Portfolio is expected to close in January 2013, subject to customary closing conditions.  As such, the Company can offer no assurances that the sale will close on the terms described herein, or at all.

Ken Cruse, President and CEO, stated, “The Sunstone team continues to make solid progress against our plan to improve our portfolio quality while strengthening our balance sheet.  For full-year 2012, the Rochester Portfolio generated RevPAR of approximately $80 and EBITDA per key of approximately $13,400, both of which are more than 30% below our portfolio average.  By selling the Rochester hotels at a sub-7% cap rate on 2012 operating income, we will improve our portfolio RevPAR by over $5.50 (or by 4%), while increasing our Hotel EBITDA per key by approximately $625 (or by 3%), to over $20,000 on a pro forma basis for 2012.  Additionally, this sale will reduce our overall indebtedness by approximately $27 million.  Upon completion of the Rochester Portfolio sale, our total debt will have been reduced by $85 million thus far in 2013 when combined with the redemption of the remaining $58 million of our exchangeable senior notes.  Following these transactions, our pro forma cash position will exceed $250 million and we will maintain full access to our $150 million credit facility, enhancing our ability to capitalize on a wide range of opportunities consistent with our stated business objectives.”

Mr. Cruse continued, “Today we also provided preliminary fourth quarter and full-year 2012 RevPAR, EBITDA and FFO results.  Our preliminary results exceeded the high end of prior guidance.

Continued strength in business trends throughout our portfolio, especially among the hotels we recently renovated, is driving meaningful growth in hotel revenues and profitability.  Looking ahead, fundamentals for Sunstone’s portfolio are compelling:  we now hold focused investments in key growth markets and we continue to improve our portfolio’s competitiveness through high-quality renovations.  With the U.S. demand-to-supply ratio well above historical norms and our portfolio running at nearly 80% occupancy, our pricing power continues to improve.”

Retirement of Exchangeable Notes

The Company’s operating partnership, Sunstone Hotel Partnership, LLC (the “Operating Partnership”), has retired the outstanding $58 million aggregate principal amount of 4.60% Exchangeable Senior Notes due 2027 (the “Notes”). Pursuant to a Tender Offer Statement on Schedule TO originally filed with the Securities and Exchange Commission on December 17, 2012, $42 million of Notes were validly tendered, accepted and repurchased on January 17, 2013. On January 22, 2013, the remaining $16 million of Notes were redeemed. The Operating Partnership paid for all of the $58 million in Notes with available cash.

2012 Preliminary Earnings Results

The Company has provided preliminary fourth-quarter and year-ended 2012 results. The results provided are subject to adjustments that may result from the completion of the Company’s annual audit process. The Company’s results include the Company’s ownership period for all 2012 acquisitions and dispositions, and reflect the application of net operating loss carryforwards to reduce taxable income in 2012. The Company treats any state and federal taxes associated with the application of net operating loss carryforwards as a one-time expense and adds them back to Adjusted EBITDA and Adjusted FFO.

For the fourth quarter of 2012, the Company expects:

Metric (unaudited)	Prior Q4 2012 Guidance (1)	Preliminary Q4 2012 Results	Change to Prior Guidance Midpoint
Comparable Hotel RevPAR	+1.5% - 3.0%	+3.2% - 3.4%	1.05%
Net Income (Loss) ($ millions) (2)	$(1) - $4	$10 - $11	$9
Adjusted EBITDA ($ millions)	$58 - $63	$67 - $68	$7
Adjusted FFO ($ millions)	$31 - $36	$40 - $41	$7
Adjusted FFO per diluted share	$0.23 - $0.27	$0.30	$0.05
Diluted Weighted Average Shares Outstanding	135,700,000	135,600,000	(100,000)

(1) Reflects guidance presented on November 2, 2012.

(2) Reflects net income (loss) adjusted for the impact of income tax expense associated with the application of net operating loss carryforwards.

For the full year 2012, the Company expects:

Metric (unaudited)	Prior 2012 FY Guidance (1)	Preliminary 2012 FY Results	Change to Prior Guidance Midpoint
Comparable Hotel RevPAR	+4.5% - 5.0%	+5.2% - 5.4%	0.55%
Net Income ($ millions) (2)	$45 - $50	$49 - $50	$2
Adjusted EBITDA ($ millions)	$232 - $237	$242 - $243	$7
Adjusted FFO ($ millions)	$118 - $123	$128 - $129	$7
Adjusted FFO per diluted share	$0.93 - $0.97	$1.00 - $1.01	$0.05
Diluted Weighted Average Shares Outstanding	127,500,000	127,300,000	(200,000)

(1) Reflects guidance presented on November 2, 2012.

(2) Reflects net income adjusted for the impact of income tax expense associated with the application of net operating loss carryforwards.

About Sunstone Hotel Investors:

Sunstone Hotel Investors, Inc. (“Sunstone”) is a lodging real estate investment trust (“REIT”) that, adjusted for the transactions noted herein, has interests in 26 hotels comprised of 11,632 rooms. Sunstone’s hotels are primarily in the upper upscale segment and are generally operated under nationally recognized brands, such as Marriott, Hilton, Hyatt, Fairmont, and Sheraton. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Sunstone’s mission is to create meaningful value for our stockholders by becoming the premier hotel investment company. Our values include transparency, trust, ethical conduct, communication and discipline. We seek to employ a balanced, cycle-appropriate corporate strategy that encompasses the following:

•                  Proactive portfolio management;

•                  Intensive asset management;

•                  Disciplined external growth; and

•                  Measured balance sheet improvement.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national, and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of January 25, 2013, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures:

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; Adjusted EBITDA (as defined below); Funds From Operations, or FFO; Adjusted FFO (as defined below); and hotel EBITDA.

EBITDA represents net income (loss) excluding: non-controlling interests; interest expense; provision for income taxes, including income taxes applicable to sale of assets; and depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: amortization of deferred stock compensation; the impact of any gain or loss from asset sales; impairment charges; and any other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. We believe hotel EBITDA is also useful to investors in evaluating our property-level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding non-controlling interests, gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs) and real estate-related impairment losses, and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes penalties, written-off deferred financing costs, non-real estate-related impairment losses and any other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties.  We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, and hotel EBITDA should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, and hotel EBITDA can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Property-Level EBITDA Reconciliation

2011 - 2012

Four Hotels (1)

					Equals:		Hotel		Equals:
	Total		Plus:	Plus:	Hotel		EBITDA	Less:	Hotel Net	FFO
(In thousands)	Revenues (4)	Net Income (4)	Depreciation	Interest Expense	EBITDA		Margin	FF&E Reserve	Operating Income	Contribution (5)
FY 2011	$46,436	$7,003	$6,965	$1,528	$15,496		33.4%	$(1,857)	$13,639	$13,968
2011 EBITDA Multiple / Cap Rate					13.6	x			6.5%

FY 2012	$47,928	$7,407	$7,523	$1,493	$16,423		34.3%	$(1,917)	$14,506	$14,930
2012 EBITDA Multiple / Cap Rate					12.8	x			6.9%

Commercial Laundry Facility (2)

					Equals:		Hotel		Equals:
	Total		Plus:	Plus:	Hotel		EBITDA	Less:	Hotel Net	FFO
(In thousands)	Revenues (4)	Net Income (4)	Depreciation	Interest Expense	EBITDA		Margin	FF&E Reserve	Operating Income	Contribution (5)
FY 2011	$13,857	$1,837	$748	$201	$2,786		20.1%	$(554)	$2,232	$2,585
2011 EBITDA Multiple / Cap Rate					7.2	x			11.2%

FY 2012	$14,532	$1,886	$989	$103	$2,978		20.5%	$(581)	$2,397	$2,875
2012 EBITDA Multiple / Cap Rate					6.7	x			12.0%

Four Hotels and Commercial Laundry Facility (3)

					Equals:		Hotel		Equals:
	Total		Plus:	Plus:	Hotel		EBITDA	Less:	Hotel Net	FFO
(In thousands)	Revenues (4)	Net Income (4)	Depreciation	Interest Expense	EBITDA		Margin	FF&E Reserve	Operating Income	Contribution (5)
FY 2011	$60,293	$8,840	$7,713	$1,729	$18,282		30.3%	$(2,411)	$15,871	$16,553
2011 EBITDA Multiple / Cap Rate					12.6	x			6.9%

FY 2012	$62,460	$9,293	$8,512	$1,596	$19,401		31.1%	$(2,498)	$16,903	$17,805
2012 EBITDA Multiple / Cap Rate					11.9	x			7.3%

(1)   Four Hotels include the Kahler Grand, the Kahler Inn & Suites, the Marriott Rochester and the Residence Inn by Marriott Rochester, which are all located in Rochester, Minnesota, and which are expected to be sold by the Company in January 2013.

(2)   Commercial Laundry Facility represents the Textile Care Services located in Rochester, Minnesota, which is expected to be sold by the Company in January 2013.

(3)   Four Hotels and Commercial Laundry Facility include the Kahler Grand, the Kahler Inn & Suites, the Marriott Rochester, the Residence Inn by Marriott Rochester and the Textile Care Services, which are expected to be sold by the Company in January 2013.

(4)   Total Revenues and Net Income do not include the effects of intercompany elimination between laundry expenses incurred by the hotels and laundry revenue reported by the commercial laundry facility.

(5)   FFO Contribution calculated as Hotel EBITDA less Interest Expense.

The Company’s 2012 and 2011 operating statistics are as follows:

30 Hotels (1)

ADR			Occupancy			RevPAR
2012	2011	Variance	2012	2011	Variance	2012	2011	Variance
$172.44	$169.21	1.9%	77.5%	74.9%	3.5%	$133.64	$126.74	5.4%

Four Hotels (2)

ADR			Occupancy			RevPAR
2012	2011	Variance	2012	2011	Variance	2012	2011	Variance
$131.45	$128.64	2.2%	61.0%	60.8%	0.3%	$80.18	$78.21	2.5%

26 Hotels (3)

ADR			Occupancy			RevPAR
2012	2011	Variance	2012	2011	Variance	2012	2011	Variance
$175.78	$172.63	1.8%	79.2%	76.4%	3.7%	$139.22	$131.89	5.6%

(1)   30 Hotels include the Company’s ownership results and prior ownership results as applicable for the 30 hotels in which the Company has interests as of December 31, 2012.

(2)   Four Hotels include the Kahler Grand, the Kahler Inn & Suites, the Marriott Rochester and the Residence Inn by Marriott Rochester, which are expected to be sold by the Company in January 2013.

(3)   26 Hotels include the Company’s ownership results and prior ownership results as applicable for the 30 hotels in which the Company has interests as of December 31, 2012, minus the Kahler Grand, the Kahler Inn & Suites, the Marriott Rochester and the Residence Inn by Marriott Rochester, which are expected to be sold by the Company in January 2013.

Sale Price Allocation

(in thousands)
Four Hotel Portfolio	$210,000
Laundry	20,000
Gross Sale Price	230,000

Preferred Equity Investment	(25,000)
Mortgage Loan Repayments	(27,100)
Estimated Closing Costs (1)	(9,000)
Working Capital Advances (2)	(3,700)
Estimated Net Proceeds	$165,200

(1) Includes defeasance expense.

(2) Includes a $3.7 million working cash advance to the buyer of the Rochester Portfolio that will be repaid to the Company from the Rochester Portfolio’s available cash flow.

Reconciliation of Net Income to Adjusted EBITDA

(Unaudited and in thousands)

	Quarter Ended		Year Ended
	December 31, 2012		December 31, 2012
	Low	High	Low	High

Net income (1)	$10,300	$11,300	$48,650	$49,650
Depreciation and amortization	36,500	36,500	144,000	144,000
Amortization of lease intangibles	1,150	1,150	4,300	4,300
Interest expense	17,700	17,700	78,100	78,100
Amortization of deferred financing fees	900	900	3,800	3,800
Non-controlling interests	(2,100)	(2,100)	(10,600)	(10,600)
Non-cash interest related to discount on Senior Notes	300	300	1,100	1,100
Amortization of deferred stock compensation	800	800	3,500	3,500
Income tax provision	1,150	1,150	1,150	1,150
Capital lease obligation interest - cash ground rent	(400)	(400)	(800)	(800)
Gain on sale of assets	—	—	(38,000)	(38,000)
Closing costs - completed acquisitions	—	—	2,000	2,000
Prior year property tax and CAM adjustments, net	—	—	600	600
Lawsuit settlement costs, net	—	—	100	100
Hotel laundry closing costs	200	200	600	600
Non-cash straightline lease expense	700	700	3,000	3,000
Adjusted EBITDA	$67,200	$68,200	$241,500	$242,500

Reconciliation of Net Income to Adjusted FFO

(Unaudited and in thousands except per share amounts)

Net income (1)	$10,300	$11,300	$48,650	$49,650
Preferred stock dividends	(7,500)	(7,500)	(30,000)	(30,000)
Real estate depreciation and amortization	36,200	36,200	142,800	142,800
Non-controlling interests	(1,650)	(1,650)	(8,100)	(8,100)
Amortization of lease intangibles	1,150	1,150	4,300	4,300
Income tax provision	1,150	1,150	1,150	1,150
Non-cash interest related to (gain) loss on derivatives	(200)	(200)	400	400
Gain on sale of assets	—	—	(38,000)	(38,000)
Closing costs - completed acquisitions	—	—	2,000	2,000
Prior year property tax and CAM adjustments, net	—	—	600	600
Lawsuit settlement costs, net	—	—	100	100
Hotel laundry closing costs	200	200	600	600
Non-cash straightline lease expense	600	600	3,000	3,000
Adjusted FFO	$40,250	$41,250	$127,500	$128,500

Adjusted FFO per diluted share	$0.30	$0.30	$1.00	$1.01

Diluted weighted average shares outstanding	135,600	135,600	127,300	127,300

(1)         Reflects net income adjusted for the impact of income tax expense associated with the application of net operating loss carryforwards.

For Additional Information:

Bryan Giglia

Senior Vice President — Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 382-3036